Exhibit 99.1

For Immediate Release
May 7, 2019

TCG BDC, Inc. Announces First Quarter 2019 Financial Results and Declares Second Quarter 2019 Dividend of $0.37 Per Share

New York - TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) today announced its financial results for its first quarter ended March 31, 2019.

Selected Financial Highlights

(dollar amounts in thousands, except per share data)	March 31, 2019	December 31, 2018
Total investments, at fair value	$2,155,209	$1,972,157
Total assets	2,214,279	2,084,743
Total debt	1,107,064	960,678
Total net assets	$1,060,187	$1,063,218
Net assets per share	$17.30	$17.09

	For the three month periods ended
	March 31, 2019	December 31, 2018
Total investment income	$55,187	$56,311
Net investment income (loss)	27,562	29,411
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	6,164	(30,571)
Net increase (decrease) in net assets resulting from operations	$33,726	$(1,160)

Basic and diluted per weighted-average common share:
Net investment income (loss)	$0.45	$0.47
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	0.10	(0.49)
Net increase (decrease) in net assets resulting from operations	$0.55	$(0.02)
Weighted-average shares of common stock outstanding—Basic and Diluted	61,772,774	62,496,338
Dividends declared per common share	$0.37	$0.57

First Quarter 2019 Highlights
(dollar amounts in thousands, except per share data)

•	Net investment income for the three month period ended March 31, 2019 was $27,562, or $0.45 per share, as compared to $29,411, or $0.47 per share, for the three month period ended December 31, 2018;

•
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments for the three month period ended March 31, 2019 was $6,164, or $0.10 per share, primarily driven by a decrease in market yields, as compared to $(30,571), or $(0.49) per share, for the three month period ended December 31, 2018;

•
Net increase (decrease) in net assets resulting from operations for the three month period ended March 31, 2019 was $33,726, or $0.55 per share, as compared to $(1,160), or $(0.02) per share, for the three month period ended December 31, 2018;

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•
During the three month period ended March 31, 2019, the Company repurchased 958,182 shares of the Company's common stock pursuant to the Company’s $100 million stock repurchase program at an average cost of $14.70 per share, or $14.1 million in the aggregate, resulting in accretion to net assets per share of $0.04; and

•	On May 6, 2019, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on July 17, 2019 to stockholders of record as of June 28, 2019.

Portfolio and Investment Activity
(dollar amounts in thousands, except per share data, unless otherwise noted)

As of March 31, 2019, the fair value of our investments was approximately $2,155,209, comprised of 131 investments in 103 portfolio companies/investment fund across 29 industries with 59 sponsors. This compares to the Company’s portfolio as of December 31, 2018, as of which date the fair value of our investments was approximately $1,972,157, comprised of 119 investments in 96 portfolio companies/investment fund across 27 industries with 57 sponsors.
As of March 31, 2019 and December 31, 2018, investments consisted of the following:

	March 31, 2019		December 31, 2018
Type—% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
First Lien Debt (excluding First Lien/Last Out)	$1,462,000	67.84%	$1,343,422	68.12%
First Lien/Last Out Unitranche	201,301	9.34	202,849	10.29
Second Lien Debt	228,851	10.62	178,958	9.07
Equity Investments	28,466	1.32	24,633	1.25
Investment Fund	234,591	10.88	222,295	11.27
Total	$2,155,209	100.00%	$1,972,157	100.00%

The following table shows our investment activity for the three month period ended March 31, 2019:

	Funded		Sold/Repaid
Principal amount of investments:	Amount	% of Total	Amount	% of Total
First Lien Debt (excluding First Lien/Last Out)	$143,749	57.57%	$(25,902)	37.07%
First Lien/Last Out Unitranche	23,879	9.56	(25,264)	36.16
Second Lien Debt	49,344	19.76	—	—
Equity Investments	2,241	0.90	—	—
Investment Fund	30,500	12.21	(18,700)	26.77
Total	$249,713	100.00%	$(69,866)	100.00%

Overall, total investments at fair value increased by 9.3%, or $183,052, during the three month period ended March 31, 2019 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation).

Total investments at fair value held by Middle Market Credit Fund, LLC (“Credit Fund”), which is not consolidated with the Company, increased by 7.2%, or $84,787, during the three month period ended March 31, 2019 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation). As of March 31, 2019, Credit Fund had total investments at fair value of $1,258,295, which comprised 97.8% of first lien senior secured loans, 1.8% of second lien senior secured loans, and 0.4% of equity investments at fair value. As of March 31, 2019, on a fair value basis, approximately 1.7% of Credit Fund’s debt investments bear interest at a fixed rate and approximately 98.3% of Credit Fund’s debt investments bear interest at a floating rate, which primarily are subject to interest rate floors.

As of March 31, 2019, the weighted average yields for our first and second lien debt investments on an amortized cost basis were 9.30% and 11.07%, respectively, with a total weighted average yield of 9.51%. Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of March 31, 2019. As of March 31, 2019, on a fair value basis, approximately 0.7% of our debt investments bear interest at a fixed rate and approximately 99.3% of our debt investments bear interest at a floating rate, which primarily are subject to interest rate floors.

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As part of the monitoring process, our Investment Adviser has developed risk policies pursuant to which it regularly assesses the risk profile of each of our debt investments and rates each of them based on the following categories, which we refer to as “Internal Risk Ratings”:
Internal Risk Ratings Definitions

Rating	Definition
1	Performing—Low Risk: Borrower is operating more than 10% ahead of the base case.

2	Performing—Stable Risk: Borrower is operating within 10% of the base case (above or below). This is the initial rating assigned to all new borrowers.

3	Performing—Management Notice: Borrower is operating more than 10% below the base case. A financial covenant default may have occurred, but there is a low risk of payment default.

4
Watch List: Borrower is operating more than 20% below the base case and there is a high risk of covenant default, or it may have already occurred. Payments are current although subject to greater uncertainty, and there is moderate to high risk of payment default.

5
Watch List—Possible Loss: Borrower is operating more than 30% below the base case. At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have occurred. Loss of principal is possible.

6
Watch List—Probable Loss: Borrower is operating more than 40% below the base case, and at the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Additionally, the prospects for improvement in the borrower’s situation are sufficiently negative that impairment of some or all principal is probable.

Our Investment Adviser’s risk rating model is based on evaluating portfolio company performance in comparison to the base case when considering certain credit metrics including, but not limited to, adjusted EBITDA and net senior leverage as well as specific events including, but not limited to, default and impairment.
Our Investment Adviser monitors and, when appropriate, changes the investment ratings assigned to each debt investment in our portfolio. In connection with our quarterly valuation process, our Investment Adviser reviews our investment ratings on a regular basis. The following table summarizes the Internal Risk Ratings of our debt portfolio as of March 31, 2019 and December 31, 2018:

	March 31, 2019		December 31, 2018
	Fair Value	% of Fair Value	Fair Value	% of Fair Value
(dollar amounts in millions)
Internal Risk Rating 1	$70.8	3.74%	$71.0	4.12%
Internal Risk Rating 2	1,381.7	73.02	1,302.9	75.52
Internal Risk Rating 3	212.5	11.23	208.4	12.08
Internal Risk Rating 4	189.2	10.00	105.1	6.09
Internal Risk Rating 5	23.3	1.23	23.5	1.36
Internal Risk Rating 6	14.7	0.78	14.3	0.83
Total	$1,892.2	100.00%	$1,725.2	100.00%

As of March 31, 2019 and December 31, 2018, the weighted average Internal Risk Rating of our debt investment portfolio was 2.3.

Consolidated Results of Operations
(dollar amounts in thousands, except per share data)

Total investment income for the three month periods ended March 31, 2019 and December 31, 2018 was $55,187 and $56,311, respectively. This $1,124 net decrease during the three month period ended March 31, 2019 compared to the three month period ended December 31, 2018 was primarily due to a decrease in income recognized from the acceleration of OID and prepayment fees from reduced prepayments, partially offset by an increase in interest income from growth in the investment portfolio.

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Total expenses for the three month periods ended March 31, 2019 and December 31, 2018 were $27,625 and $26,900, respectively. This $725 net increase during the three month period ended March 31, 2019 compared to the three month period ended December 31, 2018 was primarily attributable to an increase in interest expense as a result of an increase in average borrowings and LIBOR, partially offset by a decrease in incentive fees.

During the three month period ended March 31, 2019, the Company recorded a net realized gain and change in unrealized appreciation of $6,164. This was primarily driven by a decrease in market yields.

Liquidity and Capital Resources
(dollar amounts in thousands, except per share data)

As of March 31, 2019, the Company had cash and cash equivalents of $40,071, notes payable (before debt issuance costs) of $449,200, and secured borrowings outstanding of $660,959. As of March 31, 2019, the Company had $252,041 of remaining unfunded commitments and $109,420 available for additional borrowings under its revolving credit facilities, subject to leverage and borrowing base restrictions.

Dividend

On May 6, 2019, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on July 17, 2019 to stockholders of record as of June 28, 2019.

Conference Call

The Company will host a conference call at 9:30 a.m. EDT on Wednesday, May 8, 2019 to discuss these quarterly financial results. The call and webcast will be available on the TCG BDC website at tcgbdc.com. The call may be accessed by dialing +1 (866) 394-4623 (U.S.) or +1 (409) 350-3158 (international) and referencing “TCG BDC Financial Results Call.” The conference call will be webcast simultaneously via a link on TCG BDC’s website and an archived replay of the webcast also will be available on the website soon after the live call for 21 days.

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollar amounts in thousands, except per share data)

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Investments, at fair value
Investments—non-controlled/non-affiliated, at fair value (amortized cost of $1,965,496 and $1,799,751, respectively)	$1,899,537	$1,731,319
Investments—non-controlled/affiliated, at fair value (amortized cost of $14,081 and $13,839, respectively)	21,081	18,543
Investments—controlled/affiliated, at fair value (amortized cost of $241,801 and $230,001, respectively)	234,591	222,295
Total investments, at fair value (amortized cost of $2,221,378 and $2,043,591, respectively)	2,155,209	1,972,157
Cash and cash equivalents	40,071	87,186
Receivable for investment sold	—	8,060
Deferred financing costs	4,069	3,950
Interest receivable from non-controlled/non-affiliated investments	7,658	5,853
Interest receivable from non-controlled/affiliated investments	8	3
Interest and dividend receivable from controlled/affiliated investments	7,256	7,405
Prepaid expenses and other assets	8	129
Total assets	$2,214,279	$2,084,743
LIABILITIES
Secured borrowings	$660,959	$514,635
Notes payable, net of unamortized debt issuance costs of $3,095 and $3,157, respectively	446,105	446,043
Payable for investments purchased	—	1,870
Due to Investment Adviser	169	236
Interest and credit facility fees payable	7,994	7,500
Dividend payable	22,681	35,497
Base management and incentive fees payable	13,531	13,834
Administrative service fees payable	139	94
Other accrued expenses and liabilities	2,514	1,816
Total liabilities	1,154,092	1,021,525

NET ASSETS
Common stock, $0.01 par value; 200,000,000 shares authorized; 61,272,069 and 62,230,251 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	613	622
Paid-in capital in excess of par value	1,160,258	1,174,334
Offering costs	(1,633)	(1,633)
Total distributable earnings (loss)	(99,051)	(110,105)
Total net assets	$1,060,187	$1,063,218
NET ASSETS PER SHARE	$17.30	$17.09

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollar amounts in thousands, except per share data)
(unaudited)

	For the three month periods ended
	March 31, 2019	December 31, 2018
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$45,242	$45,500
Other income	2,028	2,724
Total investment income from non-controlled/non-affiliated investments	47,270	48,224
From non-controlled/affiliated investments:
Interest income	379	377
Total investment income from non-controlled/affiliated investments	379	377
From controlled/affiliated investments:
Interest income	3,538	4,010
Dividend income	4,000	3,700
Total investment income from controlled/affiliated investments	7,538	7,710
Total investment income	55,187	56,311
Expenses:
Base management fees	7,685	7,595
Incentive fees	5,846	6,239
Professional fees	745	814
Administrative service fees	216	151
Interest expense	11,991	10,905
Credit facility fees	568	606
Directors’ fees and expenses	93	87
Other general and administrative	421	343
Total expenses	27,565	26,740
Net investment income (loss) before taxes	27,622	29,571
Excise tax expense	60	160
Net investment income (loss)	27,562	29,411
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	899	1,619
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated	2,473	(29,407)
Non-controlled/affiliated	2,296	4,326
Controlled/affiliated	496	(7,109)
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	6,164	(30,571)
Net increase (decrease) in net assets resulting from operations	$33,726	$(1,160)
Basic and diluted earnings per common share	$0.55	$(0.02)
Weighted-average shares of common stock outstanding—Basic and Diluted	61,772,774	62,496,338

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About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. Since it commenced investment operations in May 2013 through March 31, 2019, TCG BDC has invested approximately $4.9 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: tcgbdc.com
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Daniel Harris	Elizabeth Gill
+1-212-813-4527 daniel.harris@carlyle.com	+1-202-729-5385 elizabeth.gill@carlyle.com

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